                                                                     Exhibit 99K

PETER J. SOLOMON COMPANY

                                PROJECT ELECTRO
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                               Forrester Numbers
                               -----------------

Summary Valuation:  VSB Technology
-------------------------------------------------------------------------------
(Amounts in Million)

Domestic                   1999    2000   2001    2002    2003    2004    2005
--------                   ----    ----   ----    ----    ----    ----    ----

OAM Cable Box
-------------
Market Size                 8.0     8.0    8.0     8.0     8.0     8.0    8.0

% Digital                  20.0%   35.0%  50.0%   65.0%   80.0%  100.0% 100.0%

% Using VSB Remodulation    0.0%    4.0%   7.0%   10.0%   14.0%   14.0%  14.0%

TVs
---
Market Size                25.0    25.0   25.0    25.0    25.0    25.0    25.0

% Digital                   0.3%    1.0%   4.0%    7.0%   10.0%   14.0%   20.0%

% Using VSB Demodulation  100.0%  100.0% 100.0%  100.0%  100.0%  100.0%  100.0%

PCs
---
Market Size                11.0    13.0   14.5    16.0    17.8    19.6    21.5

% Digital                 100.0%  100.0% 100.0%  100.0%  100.0%  100.0%  100.0%

% Using VSB Demodulation    0.0%    0.5%   1.5%    2.5%    3.5%    5.0%    5.0%

Add-In Cards
------------
Market Size                 0.2     0.2    0.2     0.2     0.2     0.2     0.2

% Digital                   0.0%   20.0%  80.0%  100.0%  100.0%  100.0%  100.0%

% Using VSB Demodulation  100.0%  100.0% 100.0%  100.0%  100.0%  100.0%  100.0%

Video Recorders/DVD-R
---------------------
Market Size                15.0    15.0   15.0    15.0    15.0    15.0    15.0

% Digital                   1.0%    3.0%   5.0%    7.0%    9.0%   12.0%   20.0%

% Using VSB Remod/Demo     50.0%   80.0% 100.0%  100.0%  100.0%  100.0%  100.0%

DVD-P
-----
Market Size                 1.8     2.5    3.7     5.0     5.0     4.0     3.0

% Digital                 100.0%  100.0% 100.0%  100.0%  100.0%  100.0%  100.0%

% Using VSB Remod/Demo      0.0%    5.0%  10.0%   12.0%   18.0%   20.0%   20.0%

ATSC Converters (For Analog TV or Monitor)
------------------------------------------
Market Size                  NA      NA     NA      NA      NA      NA      NA

% Digital                    NA      NA     NA      NA      NA      NA      NA

% Using VSB Demodulation     NA      NA     NA      NA      NA      NA      NA

Total VSB Demodulation      0.3     0.4    0.5     1.9     2.2     2.5     3.8

Satallite Box
-------------
Market Size                 1.5     1.5    1.5     1.5     1.5     1.3     1.1

% Digital                 100.0%  100.0% 100.0%  100.0%  100.0%  100.0%  100.0%

% Using VSB Demodulation   10.0%   20.0%  40.0%   60.0%   80.0%  100.0%  100.0%



Domestic                   2006    2007   2008    2009    2010    2010
--------                   ----    ----   ----    ----    ----    ----
OAM Cable Box
-------------
Market Size                 8.0     8.0    8.0     8.0     8.0     8.0

% DIgital                 100.0%  100.0% 100.0%  100.0%  100.0%  100.0%

% Using VSB Remodulation   14.0%   14.0%  14.0%   14.0%   14.0%   14.0%

TVs
---
Market Size                25.0    25.0   25.0    25.0    25.0    25.0

% Digital                  30.0%   45.0%  60.0%   75.0%  100.0%  100.0%

% Using VSB Demodulation  100.0%  100.0% 100.0%  100.0%  100.0%  100.0%

PCs
---
Market Size                23.7    26.0   28.6    31.5    34.6    38.1

% Digital                 100.0%  100.0% 100.0%  100.0%  100.0%  100.0%

% Using Demodulation        5.0%    5.0%   5.0%    5.0%    5.0%    5.0%

Add-In Cards
------------
Market Size                 0.2     0.2    0.2     0.2     0.2     0.2

% Digital                 100.0%  100.0% 100.0%  100.0%  100.0%  100.0%

% Using VSB Demodulation  100.0%  100.0% 100.0%  100.0%  100.0%  100.0%

Video Recorders/DVD-R
---------------------
Market Size                15.0    15.0   15.0    15.0    15.0    15.0

% Digital                  40.0%   60.0%  70.0%   80.0%   90.0%  100.0%

% Using VSB Remod/Demo    100.0%  100.0% 100.0%  100.0%  100.0%  100.0%

DVD-P
-----
Market Size                 2.0     1.0    0.0     0.0     0.0     0.0

% Digital                 100.0%  100.0% 100.0%  100.0%  100.0%  100.0%

% Using VSB Remod/Demo     20.0%   20.0%  20.0%   20.0%   20.0%   20.0%

ATSC Converters (For Analog TV or Monitor)
------------------------------------------
Market Size                  NA      NA     NA      NA      NA      NA

% Digital                    NA      NA     NA      NA      NA      NA

% Using VSB Demodulation     NA      NA     NA      NA      NA      NA

Total VSB Demodulation      3.9     3.7    3.0     2.5     2.0     1.5

Satallite Box
-------------
Market Size                 0.9     0.7    0.5     0.3     0.1     0.0

% Digital                 100.0%  100.0% 100.0%  100.0%  100.0%  100.0%

% Using VSB Demodulation  100.0%  100.0% 100.0%  100.0%  100.0%  100.0%
